Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES MAKER WITH AN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF MAKER) REASONABLY SATISFACTORY TO MAKER THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS. THE OPINION SHALL ALSO STATE THAT AS A RESULT OF SUCH TRANSFER, MAKER IS UNDER NO OBLIGATION TO REGISTER UNDER THE SECURITIES ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940 OR ANY OTHER FEDERAL OR STATE SECURITIES LAW.

                      CONVERTIBLE PROMISSORY NOTE

May 4, 2005
$3,150,000.00

     FOR VALUE RECEIVED, the undersigned, MILLER PETROLEUM, INC., a Tennessee corporation ("Maker"), promises to pay to the order of PROSPECT ENERGY CORPORATION (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this Note) the sum of THREE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($3,150,000.00) or so much thereof as may be advanced to Maker by Payee from time to time, together with interest on the principal hereof outstanding until maturity, said principal and interest being payable in lawful money of the United States of America as more particularly provided in that certain Credit Agreement of even date herewith, between Maker and Payee, as such may be amended or restated from time to time (the "Credit Agreement"). Capitalized terms used, but not otherwise defined, herein shall have the meaning given such terms in the Credit Agreement.

     At the closing of each Equity Offering by Maker Holder shall have the option, exercisable in its sole discretion, to convert part or all of the unpaid principal balance of and accrued unpaid interest on this Convertible Promissory Note into fully paid and non-assessable shares of stock in connection with such Equity Offering, with the same rights and preferences, if any, as other shares of stock. Such voluntary conversion shall be exercised at any time during or following the Equity Offering and on or before the Maturity Date by giving written notice thereof to Maker. The number of shares of stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the unpaid principal of and accrued unpaid interest on this Convertible Promissory Note on the date of conversion, by (b) the price per share equal to the lesser of (i) the price of the stock issued to the investors in the Equity Offering and (ii) $1.50 per share (the "Conversion Price"), and this Convertible Promissory Note shall be cancelled as to the number of shares received by Holder times the Non-Qualified Conversion Price. If the Equity Offering does not occur prior to the Maturity Date, Holder will be entitled to cash only.

     Upon conversion of this Convertible Promissory Note into stock, Holder shall surrender this Convertible Promissory Note at the offices of Maker at 3651 Baker Highway, Huntsville, Tennessee 37756, and Maker shall, at its expense, deliver to Holder as soon as practicable a certificate representing the number of shares of stock provided in the immediately preceding paragraph. Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares of stock purchased by conversion as provided herein shall be, and be deemed to be, issued to Holder as the record owner of such shares as of the close of business on the date on which this Convertible Promissory Note shall have been surrendered as aforesaid.

     Maker covenants that all shares of stock that may be issued upon conversion of this Convertible Promissory Note will, upon issuance thereof, be validly issued, fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the conversion rights provided herein. In lieu thereof, Maker shall pay cash equal to any such fractional shares, based upon the Conversion Price. Issuance of certificates for stock upon the conversion provided herein shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Maker, and such certificates shall be issued in the name of Holder. This Convertible Promissory Note is subject to the rights and obligation of the parties under that certain Registration Rights Agreement of even date herewith between Maker and Holder.

     This Convertible Promissory Note does not entitle Holder, by virtue solely of the ownership of this Convertible Promissory Note, to any voting rights or other rights as a shareholder of Maker prior to the conversion provided herein.

     No adjustment on account of cash dividends or interest on any capital stock of Maker will be made to the Conversion Price.

     Maker covenants that its issuance of this Convertible Promissory Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of stock upon the conversion of this Convertible Promissory Note.

     Maker may prepay this Convertible Promissory Note in whole or in part as provided in the Credit Agreement without being required to pay any penalty or premium for such privilege. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied in Payee's discretion to the principal or interest of this Convertible Promissory Note or to expenses provided for herein, or any combination of the foregoing.

     Maker and any and all sureties, guarantors and endorsers of this Convertible Promissory Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Convertible Promissory Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Convertible Promissory Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Convertible Promissory Note.

     If any sum payable under this Convertible Promissory Note or under the Credit Agreement is not paid when due (whether the same becomes due by acceleration or otherwise) and this Convertible Promissory Note is placed in the hands of an attorney for collection or enforcement of this Convertible Promissory Note or the Credit Agreement, or if this Convertible Promissory
Note is collected through any legal proceedings, including, but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all reasonable expenses of collection and costs of court.

     Regardless of any provision contained in this Convertible Promissory Note or any other Loan Document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Convertible Promissory Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate (hereafter defined), and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Convertible Promissory Note; and, if the principal balance of this Convertible Promissory Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(b) exclude voluntary pre payments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Convertible Promissory Note so that the interest rate is uniform throughout such term; provided that if this Convertible Promissory Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by Payee or any holder hereof under this Convertible Promissory Note at the time in question. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under this Convertible Promissory Note or the other Loan Documents or maintained in connection therewith.

     Maker warrants that this Convertible Promissory Note is executed solely for business or commercial purposes, other than agricultural purposes and warrants that it is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and under Title I (Truth in Lending Act) and Title V (General Provisions) of the Consumer Credit Protection Act, and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Except to the extent required by federal law, this Convertible Promissory Note shall be governed by and construed under the laws of the State of Texas.

                                          MILLER PETROLEUM, INC., a Tennessee
                                           corporation.



                                                By:__________________________

                                                  Deloy Miller
                                                  Chief Executive Officer

                                                  - MAKER -